Exhibit 10.8(iii)

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (“Amendment”) is executed as of April 8th, 2010, between TARIGO-PAUL, LLC, a California limited liability company (“Lessor”) and SYNOPSYS, INC., a Delaware corporation (“Lessee”).

RECITALS

A. Lessor and Lessee entered into a Mary Avenue Industrial Lease dated as of January 2, 1996 (the “Original Lease”), as amended by a First Amendment to Lease dated July 15, 1996 (the “First Amendment”) and a Second Amendment to Lease dated August 31, 2006 (the “Second Amendment”) (the Original Lease, as amended, is hereinafter referred to as the “Lease”), pursuant to which Lessor leases to Lessee, and Lessee leases from Lessor, certain premises (the “Premises”) consisting of two buildings located at 445 and 455 Mary Avenue in Sunnyvale, California. Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

B. Pursuant to the Second Amendment, Lessor shall provide Lessee with a lessee improvement Allowance for Lessee’s use in making alterations to the Premises pursuant to all the terms of the Lease. Lessee must make requests for the Allowance prior to the Cut-Off Date, which is defined in the Second Amendment as the earlier date to occur of: (i) the third anniversary of the Extension Date or (ii) the date on which Lessee sends a Termination Notice to Lessor. The third anniversary of the Extension Date is April 26, 2010. The final date on which Lessee could have sent a Termination Notice was April 30, 2009, such right has expired and is of no further force or effect.

C. Lessor and Lessee presently desire to amend the Lease to (i) clarify the types of improvements for which costs will be covered by the Allowance and (ii) extend the Cut-Off Date before which Lessee must request disbursement of the Allowance.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. Cut-Off Date. The period of time within which Lessee must submit a complete application for disbursement of the Allowance shall expire May 31, 2010. To be eligible for reimbursement, the complete application package must be submitted on or before May 31, 2010 and, as of that date, must consist of: (i) Payment application in the form of an AIA G702, signed by Lessee, (ii) copies of invoices covering all of the alterations for which payment is requested, (iii) a written certification from Lessee’s architect stating that the alterations described on such invoices have been completed in accordance with applicable laws and plans therefor that have been approved by Lessor, (iii) duly executed (conditional or final, as the case may be) lien releases from all contractors requesting payment, and (iv) with respect to the final disbursement, proof of the satisfactory completion of all required inspections and the issuance of any required approvals and sign-offs by governmental authorities with respect thereto. Any portion of the Allowance for which a complete application package has not been received on or before May 31, 2010 is forfeit and shall be forever waived by Lessee. Upon Lessee’s submission of its application package to Lessor, if Lessor discovers any deficiency in Lessee’s application package, Lessor will use good faith efforts to promptly notify Lessee of any such deficiency in order to allow Lessee to correct such deficiency. As described in the Second Amendment, the Allowance will be payable by Lessor to Lessee within 30 days following Lessee’s submission of a complete application package to Lessor.

2. Scope of Work. Funds provided pursuant to the Allowance will only be used to perform the scope of work as shown in Exhibit A, attached hereto and made a part hereof.

3. Estoppel. Lessee hereby certifies and acknowledges, that as of the date hereof, to the best of Lessee’s knowledge, (a) Lessor is not in default in any respect under the Lease, (b) Lessee does not have any defenses to its obligations under the Lease, and (c) there are no offsets against rent payable under the Lease. Lessee acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Lessor in entering into this Third Amendment; (ii) such representations are being made by Lessee for purposes of inducing Lessor to enter into this Third Amendment; and (iii) Lessor is relying on such representations in entering into this Third Amendment

4. Lease in Full Force and Effect. Except as provided in this Amendment, the Lease is unmodified hereby and remains in full force and effect.

IN WITNESS WHEREOF, the parties have agreed to the terms of this Amendment as of the date first written above.

“LESSOR”

TARIGO-PAUL, LLC, a California limited liability company

By:	North Parcel Management, Inc., a California corporation, its managing member

	By:	/s/ Jay Paul

	Name:	Jay Paul

	Its:	Pres & Sec.

“LESSEE”

SYNOPSYS, INC., a Delaware corporation

By:	/s/ Janet Sue Collinson

4.8.2010

Name:	Janet Sue Collinson

Its:	SVP HR & Facilities

EXHIBIT A

Scope of Work

ELECTRICAL & LIGHTING

connect new 5 ton heat pumps

connect new exhaust fan for elevator rooms

PLUMBING

remove & upgrade lavy sinks and faucets for new counters

(48)

upgrade water heaters (4ea.)

HVAC

Building 1 & 2 Elevator room exhaust upgrade to optimize

BIdg 2 Automated logic DDC for new heat pumps

Bldg 2 2nd flr lab 22.147 & 22.140 (3EA.) new heat pumps

COUNTER TOPS

remove counter tops & mirrors

upgrade solid surface counter tops

upgrade mirrors

repair tile (allowance)

PAINT

repaint bldg 1 interior

repaint bldg2 interior

CARPET-upgrade primary corridors

demo and replace carpet tile and rubber base through out

demo and replace VCT and rubber base through out

building

demo and replace rubber stair treads through out building